COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
     IN PREMIER STRATEGIC INVESTING CLASS A SHARES AND THE
     STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX


     EXHIBIT A:
     _______________________________________________
    |           |    STANDARD     |    PREMIER     |
    |           |  & POOR'S 500   |   STRATEGIC    |
    |  PERIOD   | COMPOSITE STOCK |   INVESTING    |
    |           |  PRICE INDEX *  |(CLASS A SHARES)|
    |-----------|-----------------|----------------|
    | 10/16/86  |          10,000 |          9,550 |
    | 10/31/86  |          10,000 |          9,580 |
    | 10/31/87  |          10,640 |         12,092 |
    | 10/31/88  |          12,210 |         12,440 |
    | 10/31/89  |          15,428 |         15,997 |
    | 10/31/90  |          14,274 |         15,948 |
    | 10/31/91  |          19,044 |         21,769 |
    | 10/31/92  |          20,939 |         21,324 |
    | 10/31/93  |          24,061 |         25,527 |
    | 10/31/94  |          24,988 |         23,759 |
    | 10/31/95  |          31,587 |         26,713 |
    |----------------------------------------------|



     *Source: Lipper Analytical Services, Inc.